EXECUTION COPY        Contract #2-23975446-3

Amendment #3
to the
Yahoo! Publisher Network Contract #2-23975446
Effective as of January 1, 2011, as amended (“Agreement”)
This Amendment #3 to the Agreement (“Amendment #3”) is effective as of the latter date of Yahoo! Inc.’s or Publisher’s signature below (“Amendment #3 Effective Date”) by and between Yahoo! Inc. and Yahoo! EMEA Limited (as successor to Yahoo! Sarl and together with Yahoo! Inc., “Yahoo”) on the one hand, and InfoSpace LLC (f/k/a InfoSpace Sales LLC) and Blucora, Inc. (f/k/a InfoSpace Inc., and collectively with InfoSpace Sales LLC, “Publisher”) on the other hand. All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
In consideration of these mutual covenants and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Yahoo and Publisher desire to amend the Agreement as follows:

1.	The End Date of the Agreement is hereby deleted and replaced with May 31, 2016. For clarity, the Agreement shall not automatically renew after the End Date.

2.
In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment #3, the terms and conditions of this Amendment #3 shall control. Except as amended by this Amendment #3, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment #3 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #3 to the Agreement to be executed by their duly authorized representatives as of the Amendment #3 Effective Date.

YAHOO! INC. By: /s/ Ian Weingarten Name: Ian Weingarten Title: SVP Corporate Development & Partnerships Date: March 25, 2016	INFOSPACE LLC By: /s/ Peter Mansour Name: Peter Mansour Title: President Date: March 29, 2016
YAHOO! EMEA LIMITED By: /s/ Michael McElliott Name: Michael McElliott Title: Director Date: March 29, 2016	BLUCORA, INC. (as guarantor under Section 22 of Attachment B) By: /s/ Eric Emans Name: Eric Emans Title: CFO Date: March 29, 2016